EXHIBIT 10.2
FORBEARANCE, RESTRUCTURING AND SETTLEMENT AGREEMENT
This forbearance, restructuring and settlement agreement (the “Agreement”), dated as of May 17, 2023 (the “Effective Date”) by and between (i) LONZA NETHERLANDS B.V. (“LNL”) and LONZA BIOSCIENCE SINGAPORE LTD (“LBSS”; together with LNL, “Lonza“); (ii) ATHERSYS, INC. (“Athersys”); (iii) ABT HOLDING COMPANY (“ABT”); and (iv) ADVANCED BIOTHERAPEUTICS, INC. (“ABI,” and together with Athersys and ABT, the “Athersys Parties”); (iv) REGENESYS BV, REGENESYS LLC, REGENESYS EU NV, ATHERSYS GK, and ATHERSYS LTD. (collectively, the “Athersys Affiliates”) (each of Lonza and the Athersys Parties, a “Party“ and collectively the “Parties”), sets forth the terms upon which the Parties and Athersys Affiliates have agreed to settle the matters described below:
RECITALS
WHEREAS LNL and ABT entered into a certain Manufacturing Services Agreement, effective as of May 1, 2021, (the “LNL MSA”);
WHEREAS LBSS and ABT entered into a certain Manufacturing Services Agreement, effective as of February 1, 2021, (“LBSS MSA”; together with the LNL-MSA and all statements of work thereunder and invoices issued pursuant thereto, the “MSAs”);
WHEREAS on June 16, 2022, LNL issued a demand letter to ABT for payment of overdue amounts under the MSAs totalling € 3,255,895 as of the date of the demand letter;
WHEREAS on June 27, 2022, ABT issued letters notifying Lonza, among other things, that one or more Athersys Parties had determined to suspend all activities under Section 9.6 of the LNL MSA and Section 8.1 of the LBSS MSA from June 27, 2022 until August 15, 2022;
WHEREAS, Lonza has determined that on or about the date of this agreement, ABT’s aggregate matured and unmatured liabilities to Lonza under the MSAs are in excess of

$30.7 million, comprised of past due and current due obligations in the approximate amount of $20.9 million and future obligations in the approximate amount of $9.8 million, less (i) a $2.75 million credit applied by Lonza in respect of the final ten (10) batches deliverable pursuant to the MSAs, and (ii) application by Lonza of a $1.210 million credit amount previously agreed to by Lonza and ABT in respect of putative “failed batches” (such net amount, the “ABT Obligations”);
WHEREAS, Athersys and ABT have informed Lonza that they wish to restructure the ABT Obligations to, among other reasons, relieve demands upon the ABT’s and Athersys’s liquidity and access to capital markets; obtain Lonza’s agreement to forbear from exercising remedies with respect to past due indebtedness, restructure past due indebtedness, and obtain further deliveries of materials from Lonza; and Lonza has agreed upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS all of the Athersys Parties and Athersys Affiliates are part of an integrated enterprise and will benefit from further delivery of materials from Lonza and from the improvements to the financial condition of the entire enterprise that the Athersys Parties will realize from this Agreement;
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is stipulated and agreed by and between the Parties and Athersys Affiliates, as follows:

1.Payments; Debt Restructuring; and Client Equipment.
1.Cash Payments. ABT shall pay Eleven Million Eight Hundred Thousand Dollars ($11,800,000) to Lonza in monthly payments of Two Hundred Fifty Thousand Dollars ($250,000) (each payment of $250,000, a “Cash Payment,” and collectively, the “Cash Payments”). Each Cash Payment shall be made on or before the last day of each calendar month commencing October 2023; provided, however, in the reasonable discretion and at the request of ABT, Lonza shall credit the outstanding balance of the Cash Payments by reducing either such total balance or any Cash Payment, in ABT’s discretion, dollar-for-dollar by the amount of (i) any prepayments made by ABT to Lonza or (ii) any amounts received by Lonza in connection with a transaction pursuant to which any person purchases, uses, or obtains the right to use any assets or services of Lonza that have been paid for by ABT and to which ABT has the exclusive right to use or otherwise exploit under the MSAs. The first Cash Payment is due October 31, 2023.
2.Convertible Note. On the Effective Date, Athersys shall (i) make and issue, and ABT and ABI shall guaranty, a convertible note in the initial principal amount of Fifteen Million Dollars ($15,000,000) million in the form annexed hereto as Exhibit A (the “Convertible Note,” and together with the Cash Payments, the “Restructured Payments”), and (ii) deliver the Convertible Note to Lonza (or, if directed, Lonza’s designee). The Convertible Note and its terms are made a part of this Agreement, and references to this Agreement shall include the Convertible Note and its terms.
3.Notwithstanding anything to the contrary set forth in the MSAs, Lonza shall be entitled to use “CLIENT Equipment” and “CLIENT Specific Equipment” as defined in the MSAs and applicable Statements of Work thereunder for any purpose, including for

LONZA’s internal use or for services performed for other customers, beginning as of the Effective Date and for as long as such CLIENT Equipment or CLIENT Specific Equipment, respectively, is in Lonza’s possession pursuant to the MSAs and applicable Statements of Work thereunder.
4.The Parties agree that, only so long as ABT is not in default of the terms of this Agreement:
a.Lonza will forbear from exercising any and all default remedies under the MSAs;
b.the Restructured Payments shall be in lieu of, and shall satisfy in their entirety, the ABT Obligations; and
c.Except for the ABT Obligations and the obligations and terms of this Agreement, ABT shall not be liable for any fees under the MSAs accruing from the date hereof other than storage fees.
5.Any Cash Payment that is not paid when due shall be subject to interest at the rate of 10% per annum running from the date of the last Cash Payment that was made by or on behalf of ABT (or, if less, the maximum rate permitted by applicable law). Any interest that becomes due shall be in addition to the amounts set forth in Section 1(A). Lonza shall notify Athersys of any delinquent Cash Payment, which notice may be via electronic mail only sent to the address(es) specified below. In the event any Cash Payment remains unpaid for more than 60 days following the date such Cash Payment was due, Lonza shall have the right to declare the entire remaining balance of Cash Payments immediately due and payable without further notice. This Section 1(D) and the Convertible Note constitute the sole and entire agreement between the parties with respect to interest on the ABT Obligations and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter, including but not limited to Section 9.8 of the LNL MSA and Section 8.5 of the LBSS MSA.
6.Notwithstanding anything to the contrary contained herein, payment of the balance of the Cash Payments shall automatically become immediately due and payable upon the commercial readiness and manufacturing of ABT.
2.Right of First Refusal. Each of the Athersys Parties and Athersys Affiliates hereby grants to Lonza the exclusive option (but not the obligation) to supply 50% of all material required for the manufacture of MultiStem® (invimestrocel) and any derivative products (“MultiStem”) for the period running from the Effective Date until the date that is five (5) years after the date that MultiStem receives regulatory approval for commercial sale. The Athersys Parties and Athersys Affiliates agree to notify Lonza about all activities beyond the clinical stage for the commercial exploitation of MultiStem. In the event any Athersys Parties or Athersys Affiliates sell, assign, transfer or license rights to develop, manufacture, sell or distribute Multi-Stem to any other party, such sale, assignment, transfer or license shall be expressly subject to Lonza’s supply rights described herein.
3.Release and Exculpation of Lonza Parties.
A.    Upon the occurrence of the Effective Date, each of the Athersys Parties and Athersys Affiliates, on behalf of themselves and, to the fullest extent permitted by law, each of their respective current and former affiliates, successors, partnerships, and related parties and persons, release and discharge Lonza and each of their respective current and former parents, affiliates, related parties, insiders, agents, member, subsidiaries, successors, predecessors, assignors and assigns, and each of their respective current and former officers, directors, employees, agents, assigns, assignees, affiliates, members, partnerships, partners, trustees, trusts, and attorneys (the “Lonza Released Parties”), from any and all known and unknown claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues and charges of any kind whatsoever (including, but not limited to, any claims for interest, attorneys’ fees, and any other costs, expenses, amounts, or liabilities whatsoever), whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether individual or derivative in nature, whether arising under federal or state statutory, common, or administrative law, or any other law, rule, or regulation, whether foreign or domestic, whether or not apparent or yet to be discovered, or which may hereafter develop, including without limitation those arising out of or relating to the MSAs and the transactions relating to the MSAs, including without limitation the negotiation of and entry into this Agreement, running from the beginning of time through the Effective Date, provided, however, that nothing in the preceding sentence shall release or expand any applicable warranty relating to product delivered or services performed by Lonza pursuant to the MSAs, and provided further that nothing herein shall release any claims that may arise out of the post-Effective Date performance by Lonza of its obligations under the MSAs (as modified by this Agreement, including the Convertible Note). To the extent any liability may otherwise exist under the terms of the MSAs, Lonza shall not be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of an MSA.
B.    Neither the Lonza Released Parties, nor any of their respective direct and indirect officers, directors, trustees, members and managing members or employees (acting in such capacity) nor any professional person employed by any of them (including attorneys and financial advisors) (collectively, “Exculpated Parties”), shall have or incur any liability to any entity for any action taken or omitted to be taken in connection with or related to the negotiation, formulation, preparation, dissemination, confirmation, performance or consummation of this Agreement (including the Convertible Note), the Athersys Parties’ and Athersys Affiliates’ restructuring efforts, or any contract, instrument, release or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with this Agreement and the Convertible Note or in furtherance of such restructuring efforts, this Agreement or the Convertible Note. Each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her, or its duties pursuant to, or in connection with, the Agreement and the Convertible Notes, or any other related document, instrument, or agreement, except in the case of actual fraud, gross negligence, or willful misconduct.
4.Representations and Warranties. To induce Lonza to enter into this Agreement, each of the Athersys Parties and Athersys Affiliates hereby represents and warrants that:
1.The execution, delivery and performance by the Athersys Parties and Athersys Affiliates of this Agreement and Convertible Note are (i) within such party’s corporate power and have been duly authorized by all necessary organizational and shareholder or director or membership action, (ii) do not contravene any provision of the party’s charter or bylaws or equivalent organizational or other constituent documents, (iii) do not violate any law or regulation, or any order or decree of any court or governmental authority, (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Athersys Party or Athersys Affiliate is a party or by which it or any of their property is bound, and (v) do not require the consent or approval of any governmental authority or any other person.
2.This Agreement and the Convertible Note have been duly executed and delivered by or on behalf of the Athersys Parties and Athersys Affiliates.
3.Each of this Agreement and the Convertible Note constitutes a legal, valid and binding obligation of the Athersys Parties and Athersys Affiliates to the extent they are parties thereto, enforceable against the Athersys Parties and Athersys Affiliates in accordance with its terms.
4.All representations and warranties of the Athersys Parties and Athersys Affiliates contained in this Agreement and the Convertible Note, as applicable, are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof. All of the Athersys Parties and Athersys Affiliates representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.
5.This Agreement has been entered into without force or duress, of the free will of the Athersys Parties and Athersys Affiliates. The decision of the Athersys Parties and Athersys Affiliates to enter into this Agreement is a fully informed decision and each is aware of all legal and other ramifications of such decision.
6.The Athersys Parties and Athersys Affiliates have read and understands this Agreement and the Convertible Note, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

7.The Athersys Parties and Athersys Affiliates, as of the date hereof and the Effective Date, have no knowledge of any claim of any kind that any of them, or any party claiming by or through any of them, has against any of the Lonza Released Parties for any damages relating to the performance of any Lonza Released Parties under or relating to the MSAs.
5.Notices. Except as otherwise provided herein, all Notices hereunder shall be deemed given if in writing and delivered by registered or certified mail, or by overnight courier, to the following addresses:
If to Lonza:

Lonza Netherlands B.V.
Attn: Site Head
Urmonderbaan 20B
6167 RD Geleen
The Netherlands

    and

Lonza Group Ltd.
Attn: Group General Counsel
Münchensteinerstrasse 38
CH-4002 Basel
Switzerland

If to Athersys Parties and Athersys Affiliates:

Daniel Camardo
Chief Executive Officer
ABT Holding Company
3201 Carnegie Avenue
Cleveland, OH 44115
and
Riccardo DeBari, Esq.
Thompson Hine LLP
300 Madison Avenue
27th Floor
New York, NY 10017

6.Entire Agreement. This Agreement, including the Convertible Note, contains the entire understanding of the Parties and Athersys Affiliates with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the Parties and Athersys Affiliates understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between or among the Parties and Athersys Affiliates relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein. In the event this Agreement conflicts with the MSAs, the terms of this Agreement shall govern. Other than as set forth herein, the Parties acknowledge and agree that all rights and obligations under the MSAs shall remain in effect. Further, notwithstanding the foregoing, Lonza acknowledges and agrees that nothing in this Agreement shall preclude Lonza from releasing to ABT after the Effective Date all completed clinical batches pursuant to and in accordance with the MSAs so long as none of the Athersys Parties or Athersys Affiliates is in default of this Agreement.
7.Additional Terms. Any single or partial exercise of any right under this Agreement shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Lonza and the Athersys Parties, and then only to the extent as set forth in such writing. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this

Agreement shall be held to constitute a waiver of any other or subsequent breach. This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other third party any rights or benefit.
8.Counterparts. This Agreement may be executed in any number of counterparts by the Parties and Athersys Affiliates on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the Parties and Athersys Affiliates may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed an original. This Agreement may be executed by facsimile and/or email (in PDF) which shall have the same force and effect as an original signature.
9.Governing Law/Jurisdiction. This Agreement and the rights and duties of the Parties and Athersys Affiliates hereunder shall be governed and construed, enforced and performed in accordance with the internal laws of the Delaware without giving effect to principles of conflicts of law that would require the application of laws of another jurisdiction. Each of the Parties and Athersys Affiliates irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to actions or proceedings brought against it as a defendant, for purposes of all proceedings. Any process or summons for purposes of any proceeding may be served on the applicable Party or Athersys Affiliate by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices under this Agreement.
10.No Admission of Liability. This Agreement is in compromise of the disputes between the Parties and shall not be construed as an admission of liability or fault by any of the Parties or any of their respective present or former directors, officers, employees or agents, which such liability is expressly denied.
11.Mutual Draftsmanship. The Parties and Athersys Affiliates acknowledge and agree that the drafting of this Agreement is a mutual effort among the Parties and Athersys Affiliates and their counsel and that this Agreement is not to be construed against any party as the drafter.
12.Severability. If any provision of this Agreement is invalid or unenforceable, then, to the fullest extent permitted by law: (i) the Parties shall attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing shall incorporate such substitute provision into this Agreement; (ii) the other provisions herein shall remain in full force and effect; and (iii) the invalidity or unenforceability of any provisions hereof shall not affect the validity or enforceability of such other provisions.
13.Headings. The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
14.Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Agreement, any interest paid or agreed to be paid under this Agreement shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If Lonza (or any successor or assignee) shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount remaining owed under this Note or, if it exceeds such unpaid principal amount, refunded to the payor. In determining whether the interest contracted for, charged, or received by Athersys exceeds the Maximum Rate, Athersys may, to the extent permitted by applicable law, (i)

characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS THEREOF, the Parties and Athersys Affiliates hereto have executed and delivered this Agreement as of the date first written above.

ATHERSYS, INC.

By:_/s/ Daniel Camardo
Name: Daniel Camardo
Title: Chief Executive Officer
Dated: 05/15/2023

ABT HOLDING COMPANY
By: ATHERSYS, INC., as Parent company of
ABT HOLDING COMPANY
By:_/s/ Daniel Camardo_____________________
Name:_Daniel Camardo___________________
Title:_Chief Executive Officer________________
Dated:_5/15/2023___________________

ADVANCED BIOTHERAPEUTICS, INC.
By: ATHERSYS, INC., as Parent company of
ADVANCED BIOTHERAPEUTICS, INC.
By:_/s/ Daniel Camardo_____________________
Name:_Daniel Camardo___________________
Title:_Chief Executive Officer________________
Dated:_5/15/2023___________________

REGENESYS BV
By: ATHERSYS, INC., as Parent company of
REGENESYS BV
By:_/s/ Daniel Camardo_____________________
Name:_Daniel Camardo___________________
Title:_Chief Executive Officer________________
Dated:_5/15/2023___________________

REGENESYS LLC
By: ATHERSYS, INC., as Parent company of
REGENESYS LLC
By:_/s/ Daniel Camardo_____________________
Name:_Daniel Camardo___________________
Title:_Chief Executive Officer________________
Dated:_5/15/2023___________________

REGENESYS EU NV
By: ATHERSYS, INC., as Parent company of
REGENESYS EU NV
By:_/s/ Daniel Camardo_____________________
Name:_Daniel Camardo___________________
Title:_Chief Executive Officer________________
Dated:_5/15/2023___________________

ATHERSYS GK
By: ATHERSYS, INC., as Parent company of
ATHERSYS GK
By:_/s/ Daniel Camardo_____________________
Name:_Daniel Camardo___________________
Title:_Chief Executive Officer________________
Dated:_5/15/2023___________________

ATHERSYS LTD.
By: ATHERSYS, INC., as Parent company of
ATHERSYS LTD.
By:_/s/ Daniel Camardo_____________________
Name:_Daniel Camardo___________________
Title:_Chief Executive Officer________________
Dated:_5/15/2023___________________

LONZA NETHERLANDS B.V.
By:_/s/ Michael Stanek_____________________
Name:_Michael Stanek___________________
Title:General Counsel EMA___________________
Dated: 17-Mai-2023 | 08:26:00 MESZ__

LONZA BIOSCIENCE SINGAPORE PTE LTD
By:_/s/ Chong Meng Chai /s/ Teo Kui Lian
Name:_Chong Meng Chai Teo Kui Lian___
Title:_Vice President, Site Head Director
Dated:17-May-2023 | 08:44:51 CEST 17-May-2023 | 08:34:52 CEST

EXHIBIT A

CONVERTIBLE NOTE